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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated October 25, 1995 (except for the matters discussed in Note 16 to the consolidated financial statements, as to which the date is December 13, 1995) included in Exide Electronics Group, Inc.'s Form 8-K/A dated July 9, 1996 and Form 10-K for the year ended September 30, 1995 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Raleigh, North Carolina,

October 31, 1996